Exhibit 5.1

July 3, 2025

Gauzy Ltd.
14 Hathiya Street

Tel Aviv 6816914

Israel

Re: Registration Statement on Form F-3

Ladies/Gentlemen:

We have acted as Israeli counsel to Gauzy Ltd., an Israeli company (the “Company”), in connection with its preparation of a Registration Statement on Form F-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration, offer, issuance and sale by the Company, from time to time, of up to $150,000,000, in the aggregate, of any one or more of the following securities of the Company:

(i)	ordinary shares (“Ordinary Shares”), no par value (the “Shares”);

(ii)	warrants to purchase Ordinary Shares (“Warrants”);

(iii)	rights to purchase Ordinary Shares (“Rights”);

(iv)	debt securities (“Debt Securities”); and

(v)	units comprised of one or more of the Shares, Warrants, Rights and Debt Securities and in any combination (the “Units,” and together with the Shares, Warrants, Rights and Debt Securities, the “Securities”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of the Regulation S-K promulgated under the Securities Act in connection with the filing of the Registration Statement.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) resolutions of the board of directors of the Company; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also made inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents and the due execution and delivery of all documents by parties where due execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that the documents or copies thereof examined by us are true, complete and up-to-date and have not been amended, supplemented, rescinded, terminated or otherwise modified. We have further assumed that, at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any person pursuant to which any of the Securities may be issued or sold (a “Securities Agreement”), the Securities Agreement and related agreements, including with agents and trustees, will be the valid and legally binding obligation of such person, enforceable against such person in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to all questions of fact relevant to the matters set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers or representatives of the Company and of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Based on and subject to the assumptions, limitations and qualifications stated in this opinion letter, we are of the opinion that:

1.	With respect to the Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance or sale of any Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 1, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) the approval by the board of directors of the Company of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement pursuant to which the Shares may be issued or sold, and (e) the receipt by the Company of the consideration for the Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any applicable Securities Agreement, such Shares will be validly issued, fully paid and non-assessable.

2.	With respect to the Warrants, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance or sale and terms of any Warrants, the terms of the offering thereof, the issuance of the underlying Ordinary Shares and related matters (for purposes of this paragraph 2, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) the approval by the board of directors of the Company of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement pursuant to which the Warrants may be issued or sold and the due authorization, execution and delivery of any certificates or warrant agreement(s) (the “Warrant Agreement”) relating to the Warrants, (e) the entry by the Company into, and performance by the Company under, any applicable Warrant Agreement pursuant to which the Warrants may be issued or sold, (f) the due execution and countersignature, in accordance with the provisions of the applicable Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein and an appropriate prospectus supplement, of the Warrants and (g) the receipt by the Company of the consideration for the Warrants as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and Warrant Agreement, such Warrants will be validly issued, fully paid and non-assessable. In addition, subject to the above in this paragraph 2, the Ordinary Shares underlying the Warrants, when issued and sold by the Company upon the exercise of the Warrants in accordance with their terms and delivery by the Company upon payment of the consideration therefor as shall be determined by the board of directors of the Company and in accordance with and in the manner described in the Warrants and the Warrant Agreement(s), will be validly issued, fully paid and non-assessable.

3.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance or sale and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable Securities Agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Indenture duly executed by the Company and a trustee, such Debt Securities will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

4.	With respect to Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Rights, the terms of the offering thereof, the issuance of the underlying Ordinary Shares and related matters (for purposes of this paragraph 4, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Rights in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) the due authorization, execution and delivery of (i) the rights agreement (the “Rights Agreement”) to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a Rights Agent to be selected by the Company, and (ii) any certificates relating to the Rights, (e) the approval by the board of directors of the Company of, and entry by the Company into, and performance by the Company under, the applicable Rights Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Rights may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Company’s articles of association (as then in effect) and the applicable Rights Agreement and any rights certificates, of the terms of the Rights and of their issuance and sale, (g) due execution and countersignature, in accordance with the provisions of the applicable Rights Agreement, and due issuance, sale and delivery, in accordance with the provisions of such Rights Agreement, the Registration Statement and the prospectus included therein, of the Rights, and (h) receipt by the Company of the consideration for the Rights as specified in the Authorizing Resolutions and in accordance with the provisions of the applicable Rights Agreement, such Rights will constitute valid and legally binding obligations of the Company.

5.	With respect to the Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters (b) the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder and (d) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) Rights Agreement, in the case of Rights, and (iii) Indenture, in case of Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law.

We are members of the Bar of the State of Israel, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of rendering the opinions set forth herein, made any investigation of the laws of any jurisdiction other than Israel.

We have assumed that, at the time of issuance or sale of any Securities, to the extent any such issuance (including any Ordinary Shares underlying any such Securities) would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s articles of association (as then in effect) and applicable law such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Company’s articles of association (as then in effect).

Our opinions herein are subject to and may be limited by the effect of applicable liquidation, bankruptcy, insolvency, composition, corporate rehabilitation, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis. This opinion letter is rendered as of the date hereof and the opinions expressed herein are based upon the laws of Israel that are in effect on the date hereof that have been published and are generally available on the date hereof, and we disclaim any obligation to advise you of any change of law that occurs, or of any facts, circumstances, events or developments of which we become aware, after the date of this opinion letter, even if they would alter, affect or modify the opinions expressed herein. We understand that, prior to issuing any Securities, you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which Securities are to be issued, and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate. This opinion letter is limited to the matters expressly stated herein and no opinion may be inferred or implied beyond the matters expressly stated herein to be our opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters,” and, if applicable, “Enforceability of Civil Liabilities and Agent for Service of Process in the United States” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Gornitzky & Co., Advocates
Gornitzky & Co., Advocates